SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 3, 2002

MELLON FINANCIAL CORPORATION
 (Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5. OTHER EVENTS

By press release dated June 7, 2002, Mellon Financial Corporation (the “Corporation”) announced a definitive agreement under which the Corporation will acquire HBV Capital Management LLC, a New York- and London-based investment management company specializing in single-manager hedge funds.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith and, in the case of exhibits 1.4 and 4.10 are incorporated by reference into Registration Statement Nos. 333-33248 and 333-33248-01 pertaining to certain debt securities of Mellon Funding Corporation and the related guarantees of Mellon Financial Corporation.

Exhibit
Number	Description

1.4	Underwriting Agreement dated as of June 3, 2002, between Mellon Funding Corporation (the “Company”), Mellon Financial Corporation (the “Guarantor”), and J. P. Morgan Securities Inc.; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; and Mellon Financial Markets, LLC, as Underwriters, relating to the issuance and sale of $400,000,000 aggregate principal amount of the Company’s 4 7/8% Senior Notes due 2007 and the related guarantees of the Guarantor, together with the Mellon Funding Corporation Underwriting Agreement Standard Provisions (Debt) dated March 24, 2000.

4.10	Form of 4 7/8% Senior Notes due 2007.

99.1	Mellon Financial Corporation Press Release dated June 7, 2002, announcing the matter referenced in Item 5 above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: June 10, 2002	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

1.4	Underwriting Agreement dated as of June 3, 2002	Filed herewith

4.10	Form of 4 7/8% Senior Notes due 2007	Filed herewith

99.1	Press Release dated June 7, 2002	Filed herewith